Exhibit 99.1

Motus GI Holdings, Inc. Announces Pricing of $5.0 Million Public Offering

FORT LAUDERDALE, FL (December 18, 2023) – Motus GI Holdings, Inc. (Nasdaq: MOTS, or “Motus GI” or “the Company”), a medical technology company focused on improving endoscopic outcomes and experiences, announced today the pricing of a public offering of 3,333,334 shares of common stock (or pre-funded warrants in lieu thereof), Series A common warrants to purchase up to 3,333,334 shares of common stock, and Series B common warrants to purchase up to 3,333,334 shares of common stock, at a combined public offering price of $1.50 per share (or pre-funded warrant in lieu thereof) and Series A common warrant and Series B common warrant, each to purchase one share of common stock, for aggregate gross proceeds of approximately $5.0 million, before deducting placement agent fees and other offering expenses. The Series A warrants will have an exercise price of $1.50 per share, will be exercisable immediately, and will expire five years from the initial issuance date. The Series B warrants will have an exercise price of $1.50 per share, will be exercisable immediately, and will expire eighteen months from the initial issuance date. The pre-funded warrants and accompanying common warrants are substantially identical, except that each pre-funded warrant is immediately exercisable for one share of common stock at an exercise price of $0.0001, the purchase price for a pre-funded warrant and accompanying common warrants is the public offering price minus $0.0001 and the pre-funded warrants do not expire until exercised.

The closing of the offering is expected to occur on or about December 21, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds of this offering for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333- 275121) previously filed with the Securities and Exchange Commission (SEC) which became effective on December 18, 2023. The offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. An electronic copy of the final prospectus will be filed with the SEC and may be obtained, when available, on the SEC’s website located at http://www.sec.gov and may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Motus GI Holdings, Inc.

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, statements relating to the satisfaction of customary closing conditions related to the offering and uncertainties related to the offering and the use of proceeds from the offering, risks related to market and other conditions, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com